                                                                    EXHIBIT 4.1

===============================================================================

                                 HOMESIDE, INC.,

                                     Issuer

                                       and

                              The Bank of New York,

                                     Trustee

                              --------------------



                                    INDENTURE

                            Dated as of May 14, 1996

                              ---------------------



                                  $200,000,000

              11 1/4% Senior Secured Second Priority Notes due 2003

         11 1/4% Series B Senior Secured Second Priority Notes due 2003

===============================================================================
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                                 HOMESIDE, INC.

               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
                 OF 1939 AND INDENTURE, DATED AS OF MAY 14, 1996

TRUST INDENTURE
  ACT SECTION                                                                           INDENTURE SECTION

Section 310(a)(1)     ..............................................................    607
           (a)(2)     ..............................................................    607
           (b)        ..............................................................    608
Section 312(c)        ..............................................................    701
Section 314(a)        ..............................................................    703
           (a)(4)     ..............................................................    1008(a)
           (c)(1)     ..............................................................    102
           (c)(2)     .............................................................     102
           (e)        ..............................................................    102
Section 315(b)        ..............................................................    601
Section 316(a)(last
       sentence)      ..............................................................    101 ("Outstanding")
           (a)(1)(A)  ..............................................................    502, 512
           (a)(1)(B)  ..............................................................    513
           (b)        ..............................................................    508
           (c)        ..............................................................    104(d)
Section 317(a)(1)     ..............................................................    503
           (a)(2)     ..............................................................    504
           (b)        ..............................................................    1003
Section 318(a)        ..............................................................    111



- ------------------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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
                                TABLE OF CONTENTS

                                                                                     Page
PARTIES..............................................................................  1
RECITALS OF THE COMPANY..............................................................  1

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     SECTION 101.  Definitions.......................................................  2
           Acquired Indebtedness.....................................................  2
           Act             ..........................................................  2
           Affiliate       ..........................................................  2
           Average Life    ..........................................................  3
           Bank Credit Agreement.....................................................  3
           Bankruptcy Law  ..........................................................  3
           Barnett Acquisition.......................................................  3
           Barnett Mortgage..........................................................  3
           Barnett Purchase Agreement................................................  3
           Board of Directors........................................................  3
           Board Resolution..........................................................  3
           Business Day    ..........................................................  4
           Capital Stock   ..........................................................  4
           Capitalized Lease Obligation..............................................  4
           Cash Equivalents..........................................................  4
           Change of Control.........................................................  4
           Collateral      ..........................................................  5
           Commission      ..........................................................  5
           Company         ..........................................................  5
           Company Request or Company Order..........................................  5
           Consolidated Adjusted Net Income..........................................  6
           Consolidated Fixed Charge Coverage Ratio..................................  7
           Consolidated Income Tax Expense...........................................  7
           Consolidated Interest Expense.............................................  7

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Note:    This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                       ii

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
                                                                                     PAGE

           Consolidated Net Worth....................................................  7
           Consolidated Non-cash Charges.............................................  8
           Continuing Directors......................................................  8
           Corporate Trust Office....................................................  8
           Default         ..........................................................  8
           Defaulted Interest........................................................  8
           Depositary      ..........................................................  8
           Disinterested Director....................................................  8
           Equity Offering ..........................................................  8
           Event of Default..........................................................  8
           Exchange Act    ..........................................................  9
           Exchange Notes  ..........................................................  9
           Exchange Offer  ..........................................................  9
           Exchange Offer Registration Statement.....................................  9
           Generally Accepted Accounting Principles..................................  9
           guarantee       ..........................................................  9
           Guarantee       ..........................................................  9
           Guarantor       ..........................................................  9
           Hedge Contract  ..........................................................  9
           Hedge Termination Obligation.............................................. 10
           Holder          .......................................................... 10
           Inactive Subsidiary....................................................... 10
           Indebtedness    .......................................................... 10
           Indenture       .......................................................... 11
           Indenture Obligations..................................................... 11
           Interest Payment Date..................................................... 11
           Interest Rate Agreements.................................................. 11
           Initial Notes   .......................................................... 11
           Investment      .......................................................... 11
           Lien            .......................................................... 11
           Maturity        .......................................................... 12
           Moody's         .......................................................... 12
           Mortgage        .......................................................... 12
           Mortgage-Backed Security.................................................. 12
           Mortgage Loan   .......................................................... 12
           Mortgage Note   .......................................................... 12
           Mortgage Warehouse Debt................................................... 12
           Notes           .......................................................... 12

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                                                     iii

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
                                                                                     PAGE

           Note Register   .......................................................... 13
           Officers' Certificate..................................................... 13
           Opinion of Counsel........................................................ 13
           Outstanding     .......................................................... 13
           Pari Passu Indebtedness................................................... 14
           Paying Agent    .......................................................... 14
           Permitted Holders......................................................... 14
           Permitted Indebtedness.................................................... 14
           Permitted Investments..................................................... 17
           Permitted Liens .......................................................... 17
           Person          .......................................................... 19
           Pledge Agreement.......................................................... 20
           Pledged Stock   .......................................................... 20
           Pledgor         .......................................................... 20
           Predecessor Note.......................................................... 20
           Preferred Stock .........................................................  20
           QIB             .........................................................  20
           Qualified Capital Stock..................................................  20
           Redeemable Capital Stock.................................................  20
           Redemption Date .........................................................  20
           Redemption Price.........................................................  20
           Registration Rights Agreement............................................  21
           Regular Record Date......................................................  21
           Regulation S    .........................................................  21
           Responsible Officer......................................................  21
           Rule 144A       .........................................................  21
           S&P             .........................................................  21
           Securities Act  .........................................................  21
           Significant Subsidiary...................................................  21
           Special Record Date......................................................  21
           Stated Maturity .........................................................  22
           Subordinated Indebtedness................................................  22
           Subsidiary      .........................................................  22
           Trust Indenture Act................................................. ..... 22
           Trustee         .........................................................  22
           Vice President  .........................................................  22
           Voting Stock    .........................................................  22
           Wholly Owned Subsidiary..................................................  22
     SECTION 102.  Compliance Certificates and Opinions.............................  23
     SECTION 103.  Form of Documents Delivered to Trustee...........................  23
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                                       iv

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
                                                                                     PAGE

     SECTION 104.  Acts of Holders..................................................  24
     SECTION 105.  Notices, Etc., to Trustee and the Company........................  25
     SECTION 106.  Notice to Holders; Waiver........................................  26
     SECTION 107.  Effect of Headings and Table of Contents.........................  26
     SECTION 108.  Successors and Assigns...........................................  26
     SECTION 109.  Separability Clause..............................................  26
     SECTION 110.  Benefits of Indenture............................................  27
     SECTION 111.  Governing Law....................................................  27
     SECTION 112.  Legal Holidays...................................................  27
     SECTION 113.  Execution of Ancillary Documents.................................  27

                                   ARTICLE TWO

                                   NOTE FORMS

     SECTION 201.  Forms Generally..................................................  27
     SECTION 202.  Restrictive Legends..............................................  29
     SECTION 203.  Form of Certificate to Be Delivered upon Termination of Restricted
           Period...................................................................  31
     SECTION 204.  Form of Face of Note.............................................  32
     SECTION 205.  Form of Reverse of Note..........................................  34
     SECTION 206.  Form of Trustee's Certificate of Authentication..................  39

                                  ARTICLE THREE

                                    THE NOTES

     SECTION 301.  Title and Terms..................................................  40
     SECTION 302.  Denominations....................................................  41
     SECTION 303.  Execution, Authentication, Delivery and Dating...................  41
     SECTION 304.  Temporary Notes..................................................  42
     SECTION 305.  Registration, Registration of Transfer and Exchange..............  43
     SECTION 306.  Book-Entry Provisions for U.S. Global Note.......................  44
     SECTION 307.  Special Transfer Provisions......................................  45
     SECTION 308.  Form of Certificate to Be Delivered in Connection with Transfers to
           Non-QIB Institutional Accredited Investors...............................  49
     SECTION 309.  Form of Certificate to Be Delivered in Connection with Transfers
           Pursuant to Regulation S.................................................  52
     SECTION 310.  Mutilated, Destroyed, Lost and Stolen Notes......................  53
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                                                      v

                                                                                     PAGE

     SECTION 311.  Payment of Interest; Interest Rights Preserved...................  54
     SECTION 312.  Persons Deemed Owners............................................  55
     SECTION 313.  Cancellation.....................................................  55
     SECTION 314.  Computation of Interest..........................................  56
           .........................................................................  56

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

     SECTION 401.  Satisfaction and Discharge of Indenture..........................  56
     SECTION 402.  Application of Trust Money.......................................  57

                                  ARTICLE FIVE

                                    REMEDIES

     SECTION 501.  Events of Default................................................  58
     SECTION 502.  Acceleration of Maturity; Rescission and Annulment...............  60
     SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee..  61
     SECTION 504.  Trustee May File Proofs of Claim.................................  62
     SECTION 505.  Trustee May Enforce Claims Without Possession of Notes...........  63
     SECTION 506.  Application of Money Collected...................................  63
     SECTION 507.  Limitation on Suits..............................................  63
     SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium and
           Interest.................................................................  64
     SECTION 509.  Restoration of Rights and Remedies...............................  64
     SECTION 510.  Rights and Remedies Cumulative...................................  65
     SECTION 511.  Delay or Omission Not Waiver.....................................  65
     SECTION 512.  Control by Holders...............................................  65
     SECTION 513.  Waiver of Past Defaults..........................................  66
     SECTION 514.  Waiver of Stay or Extension Laws.................................  66
     SECTION 515.  Undertaking for Costs............................................  67

                                   ARTICLE SIX

                                   THE TRUSTEE

     SECTION 601.  Notice of Defaults................................................ 67
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                                       vi

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                                                                                     PAGE

     SECTION 602.  Certain Rights of Trustee......................................... 67
     SECTION 603.  Trustee Not Responsible for Recitals or Issuance of Notes......... 69
     SECTION 604.  May Hold Notes.................................................... 69
     SECTION 605.  Money Held in Trust............................................... 69
     SECTION 606.  Compensation and Reimbursement.................................... 70
     SECTION 607.  Corporate Trustee Required; Eligibility........................... 71
     SECTION 608.  Resignation and Removal; Appointment of Successor................. 71
     SECTION 609.  Acceptance of Appointment by Successor............................ 72
     SECTION 610.  Merger, Conversion, Consolidation or Succession to Business....... 73

                                  ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

     SECTION 701.  Disclosure of Names and Addresses of Holders...................... 73
     SECTION 702.  Reports by Trustee................................................ 74

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.............. 74
     SECTION 802.  Successor Substituted............................................. 76

                                  ARTICLE NINE

            SUPPLEMENTS AND AMENDMENTS TO INDENTURE, PLEDGE AGREEMENT

     SECTION 901.  Without Consent of Holders........................................ 76
     SECTION 902.  With Consent of Holders........................................... 77
     SECTION 903.  Effect of Supplemental Indentures................................. 79
     SECTION 904.  Conformity with Trust Indenture Act............................... 79
     SECTION 905.  Revocation and Effect of Consents................................. 80
     SECTION 906.  Notation on or Exchange of Notes.................................. 80
     SECTION 907.  Trustee to Sign Amendments, Etc................................... 80

                                   ARTICLE TEN

                                    COVENANTS

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                                       vii

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                                                                                     Page

     SECTION 1001.  Payment of Principal, Premium, if any, and Interest.............. 81
     SECTION 1002.  Maintenance of Office or Agency.................................. 81
     SECTION 1003.  Money for Note Payments to Be Held in Trust...................... 81
     SECTION 1004.  Corporate Existence.............................................. 83
     SECTION 1005.  Payment of Taxes and Other Claims................................ 83
     SECTION 1006.  Maintenance of Properties........................................ 83
     SECTION 1007.  Insurance........................................................ 84
     SECTION 1008.  Limitation on Indebtedness....................................... 84
     SECTION 1009.  Limitation on Restricted Payments................................ 85
     SECTION 1010.  Limitation on Dividend and Other Payment Restrictions Affecting
           Subsidiaries.............................................................. 88
     SECTION 1011.  Limitation on Liens.............................................. 89
     SECTION 1012.  Limitation on Issuances and Sales of Capital Stock of
           Subsidiaries.............................................................. 89
     SECTION 1013.  Limitation on Transactions with Affiliates....................... 89
     SECTION 1014.  Limitation on Guarantees of Indebtedness by Subsidiaries......... 90
     SECTION 1015.  Maintenance of Risk Management................................... 91
     SECTION 1016.  Business Activities.............................................. 91
     SECTION 1017.  Reserved......................................................... 91
     SECTION 1018.  Statement by Officers as to Default.............................. 91
     SECTION 1019.  Commission Reports and Reports to Holders........................ 92
     SECTION 1020.  Waiver of Certain Covenants...................................... 93
     SECTION 1021.  Purchase of Notes upon a Change of Control....................... 93

                                 ARTICLE ELEVEN

                       DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1101.  Company's Option to Effect Defeasance or Covenant Defeasance..... 95
     SECTION 1102.  Defeasance and Discharge......................................... 95
     SECTION 1103.  Covenant Defeasance.............................................. 95
     SECTION 1104.  Conditions to Defeasance or Covenant Defeasance.................. 96
     SECTION 1105.  Deposited Money and U.S. Government Obligations to Be Held in
           Trust; Other Miscellaneous Provisions..................................... 98
     SECTION 1106.  Reinstatement.................................................... 98

                                 ARTICLE TWELVE

                               REDEMPTION OF NOTES
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                                      viii

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
     SECTION 1201.  Redemption....................................................... 99
     SECTION 1202.  Applicability of Article......................................... 99
     SECTION 1203.  Election to Redeem; Notice to Trustee............................ 99
     SECTION 1204.  Selection by Trustee of Notes to Be Redeemed..................... 99
     SECTION 1205.  Notice of Redemption.............................................100
     SECTION 1206.  Deposit of Redemption Price......................................101
     SECTION 1207.  Notes Payable on Redemption Date.................................101
     SECTION 1208.  Notes Redeemed in Part...........................................101

                                ARTICLE THIRTEEN

                                    SECURITY

     SECTION 1301.  Pledge Agreement.................................................102
     SECTION 1302.  Recording, etc...................................................102
     SECTION 1303.  Suits to Protect the Collateral..................................103
     SECTION 1304.  Authorization of Receipt of Funds by the Trustee Under the Pledge
           Agreement.................................................................103
     SECTION 1305.  Additional Pledges...............................................103

TESTIMONIUM..........................................................................104

SIGNATURES...........................................................................105

SCHEDULE I     Outstanding Indebtedness
EXHIBIT A      Form of Pledge Agreement

                   INDENTURE, dated as of May 14, 1996, between HOMESIDE, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 7301 Baymeadows Way, Jacksonville, Florida 32256, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

                   The Company has duly authorized the creation of and issuance of its 11 1/4% Senior Secured Second Priority Notes due 2003 (the "Initial Notes"), and 11 1/4% Series B Senior Secured Second Priority Notes due 2003 (the "Exchange Notes", and together with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                   The obligations under this Indenture and the Notes are secured by a second priority pledge of the capital stock of (i) Homeside Lending, Inc., a wholly owned subsidiary of the Company, and (ii) upon consummation of the Barnett Acquisition (as defined herein), Barnett Mortgage (as defined herein), subject in the case of this clause (ii) to certain other conditions, in each case as provided in this Indenture and the applicable Pledge Agreement (as defined herein).

                  Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed to be part of and to govern indentures qualified thereunder.

                   All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in each case in accordance with the terms thereof, and to secure the Notes as contemplated in the Pledge Agreement dated as of the date hereof.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                   For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                   SECTION 101. Definitions.

                   For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                   (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                   (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

                   (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

                   (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                   Certain terms, used principally in Articles Two and Ten, are defined in those Articles.

                   "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

                   "Act", when used with respect to any Holder, has the meaning specified in Section 104.

                   "Affiliate" means, with respect to any specified Person (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any executive officer or director of any such specified Person or other Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                   "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(ii) the amount of each such principal payment by (b) the sum of all such principal payments.

                   "Bank Credit Agreement" means the Credit Agreement dated as of March 15, 1996 among HomeSide Lending, Inc. (formerly BancBoston Mortgage Corporation), the lenders parties thereto, Nationsbank of Texas, N.A., as Syndication Agent, Bankers Trust Company, as Documentation Agent, The First National Bank of Boston, as Collateral Agent, and Chemical Bank, as administrative agent for said lenders, as such agreement may be amended, renewed, extended, substituted, replaced, restated, increased, refinanced, restructured, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, replacements, restatements, increases, refinancings, restructurings, supplements or other modifications of the foregoing).

                   "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Barnett Acquisition" means the acquisition by the Company of Barnett Mortgage pursuant to the Barnett Purchase Agreement.

                   "Barnett Mortgage" means Barnett Mortgage Company, a Florida corporation.

                   "Barnett Purchase Agreement" means the Stock Purchase Agreement dated as of March 4, 1996 between the Company and Barnett Banks, Inc.

                   "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                   "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                   "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                   "Capital Stock" means, with respect to any person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity, including any Preferred Stock, and any rights (other than debt securities convertible into such equity), warrants or options exchangeable for or convertible into such equity, whether now outstanding or issued after the date of this Indenture.

                   "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles, and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with such principles.

                   "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) commercial paper of a domestic issuer rated at least A-1 by S&P or P-1 by Moody's, (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody's, or
(e) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (d) of this definition.

                   "Change of Control" means the occurrence of any of the following events: (a) the Company ceases to directly or indirectly own 100% of the Capital Stock (other than directors' qualifying shares) of HomeSide Lending, Inc.; (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company; (c) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) cash, securities and other property (other than Capital Stock of the entity surviving such transaction) in an amount that could be paid by the Company as a Restricted Payment as described under
Section 1009 (and such amount shall be treated as a Restricted Payment subject to the provisions of this Indenture as described under Section 1009) and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total outstanding Voting Stock of the surviving or transferee corporation; (d) Continuing Directors shall at any time cease to constitute a majority of the Board of Directors of the Company; or
(e) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight.

                   "Collateral" means (i) the Pledged Stock and (ii) any other current or future assets of the Company or its Subsidiaries defined as "Pledged Collateral" in the Pledge Agreement.

                   "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                   "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                   "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

                   "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and all Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (sales of servicing rights being deemed to be in the ordinary course of business), (c) the portion of net income (or loss) of any Person (other than the Company or a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Subsidiary in cash dividends or distributions during such period, (d) the net income (or loss) of any Person combined with the Company or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) cash paid during such period (to the extent deducted in determining Consolidated Adjusted Net Income during such period), which cash was paid for the purchase of Hedge Contracts related to Servicing Rights (i) during the period beginning five business days prior to and ending five business days after March 15, 1996 and (ii) so long as the closing date of the Barnett Acquisition occurs on or before August 15, 1996, through the end of the one month period after such closing date in an aggregate amount not to exceed $25 million under this clause (ii) and (f) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders; provided that, for the purpose of determining whether an incurrence of Indebtedness (1) by the Company will be permitted pursuant to Section 1008 the entire net income of each Subsidiary that is subject to a restriction under the Bank Credit Agreement and/or any other instrument or agreement governing any Indebtedness of such Subsidiary of the type set forth in clause (f) above will be included in determining Consolidated Adjusted Net Income so long as the Bank Credit Agreement and such other agreement or instrument governing such Indebtedness permits such Subsidiary to declare and pay cash dividends or make similar distributions sufficient to pay interest on the Indebtedness being incurred and any other Indebtedness of the Company in existence as of the date of determination and (2) by a Subsidiary (the "Borrowing Subsidiary") will be permitted pursuant to the Section 1008 the entire net income of the Borrowing Subsidiary will be included in determining Consolidated Adjusted Net Income and the entire net income of each other Subsidiary that is subject to a restriction under the Bank Credit Agreement and/or any other instrument or agreement governing any Indebtedness of such Subsidiary of the type set forth in clause
(f) above will be included in determining Consolidated Adjusted Net Income so long as the Bank Credit Agreement and such other agreement or instrument governing such Indebtedness permits such other Subsidiary to declare and pay cash dividends or make similar distributions sufficient to pay interest on the Indebtedness being incurred and any other Indebtedness of the Borrowing Subsidiary in existence as of the date of determination.

                   "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of, without duplication, (i) Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Adjusted Net Income, minus (ii) the aggregate amount of after tax unrealized gains (less all fees and expenses relating thereto) attributable to Hedge Contracts related to Servicing Rights included in computing Consolidated Adjusted Net Income, in each case, for such period to (b) the sum of (i) Consolidated Interest Expense and (ii) cash dividends due (whether or not declared) on Preferred Stock by the Company and any Subsidiary (to any Person other than the Company and any Subsidiary), in each case for such period. Gains or losses on Hedge Contracts related to Servicing Rights are unrealized until the Hedge Contracts expire or the position is closed.

                   "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and all Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                   "Consolidated Interest Expense" means, for any period, without duplication, the sum of (i) the interest expense of the Company and its Subsidiaries for such period, including, without limitation, (A) amortization of debt discount, (B) the amortization of the net cost of Interest Rate Agreements (including discounts), (C) the interest portion of any deferred payment obligation and (D) amortization of debt issuance costs (excluding in the case of this clause (i) interest expense of the Company and its Subsidiaries for such period on any Mortgage Warehouse Debt, including, without limitation and with respect to such Mortgage Warehouse Debt, (x) amortization of debt discount and
(y) amortization of debt issuance costs), plus (ii) the interest component of Capitalized Lease Obligations of the Company and its Subsidiaries during such period, plus (iii) any decrease in interest expense resulting from compensating balances held by any lenders to the Company or its Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP; provided that (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate, and
(y) in making such computation, the Consolidated Interest Expense attributed to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

                   "Consolidated Net Worth" means, at any date, the stockholders' equity of the Company less the amount of such stockholders' equity attributable to Redeemable Capital Stock or treasury stock of the Company and any Subsidiary, as determined on a consolidated basis in accordance with GAAP.

                   "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash items (including unrealized losses attributable to Hedge Contracts relating to Servicing Rights) of the Company and any Subsidiary reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

                   "Continuing Directors" shall mean, collectively, (i) all members of the board of directors of the Company on the date of Indenture and
(ii) all members of the board of directors of the Company who assume office after the date of Indenture and whose nomination for election by the Company's shareholders was approved by a majority of the Continuing Directors or was otherwise approved under the terms of the Stockholder Agreement, dated as of December 11, 1995, as amended by Amendment No. 1, dated as of March 4, 1996, among the principal stockholders of the Company.

                   "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

                   "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                   "Defaulted Interest" has the meaning specified in Section
311.

                   "Depositary" means The Depository Trust Company, its nominees and successors.

                   "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

                   "Equity Offering" means an underwritten primary public offering by the Company of its Common Stock pursuant to an effective registration statement under the Securities Act.

                   "Event of Default" has the meaning specified in Section 501.

                   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                   "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

                   "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

                   "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

                   "Federal Bankruptcy Code" means the Bankruptcy Act of Title II of the United States Code, as amended from time to time.

                   "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States consistently applied, that are in effect on the date of this Indenture.

                   "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

                   "Guarantee" means any guarantee of the obligations of the Company under this Indenture and the Notes by any Subsidiary in accordance with the provisions of this Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

                   "Guarantor" means any Subsidiary that incurs a Guarantee.

                   "Hedge Contract" means, in respect of any Mortgage Loan, Mortgage-Backed Securities or servicing rights for Mortgage Loans, a contract to buy or sell an instrument on the futures market, cash forward market, private investor whole loan market or options market, or an option or financial future purchased over the counter for future delivery of such instrument, in respect of interest rate risks associated with such Mortgage Loans, Mortgage-Backed Securities and servicing rights for Mortgage Loans.

                   "Hedge Termination Obligation" means any termination amount or other amount payable by the Company or any of its Subsidiaries upon the early termination, by reason of the occurrence of a default or other termination event thereunder of any interest rate protection agreement, interest rate option, interest rate cap or other interest rate hedge arrangement providing to the Company or any of its Subsidiaries protection against changes in interest rates.

                   "Holder" means a Person in whose name a Note is registered in the Note Register.

                   "Inactive Subsidiary" means (a) Barnett Mortgage and (b) any other Subsidiary that has (i) no active operations or (ii) substantially no assets (other than Investments in Capital Stock of other Subsidiaries).

                   "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person under or in respect of Interest Rate Agreements, (f) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of suchobligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all guarantees by such Person of Indebtedness referred to in this definition of any other Person, (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (i) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to in clauses (a) through (h) above; provided that this definition of Indebtedness shall not include obligations under any Hedge Contract. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

                   "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                   "Indenture Obligations" means the obligations of the Company and any other obligor hereunder or under the Notes, to pay principal of (and premium, if any) and interest on the Notes when due and payable at Maturity, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee (including all amounts due to the Trustee under Section 606 hereof) and the Holders under this Indenture and the Notes, according to the terms hereof and thereof.

                   "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc. and Friedman, Billings, Ramsey & Co., Inc., as purchasers of the Initial Notes.

                   "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

                   "Interest Rate Agreements" means any interest rate protection agreements in the form of a swap or similar agreement designed to protect against or manage exposure to fluctuations in interest rates relating to any floating rate Indebtedness of the Company or its Subsidiaries.

                   "Initial Notes" has the meaning specified in the recitals to this Agreement.

                   "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

                   "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, owned on the date of this Indenture or thereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                   "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, notice of redemption or purchase or otherwise.

                   "Moody's" means Moody's Investors Service, Inc. and its successors.

                   "Mortgage" means a mortgage or deed of trust on real property which has been improved by a completed single family (i.e., one to four family units) dwelling unit (i.e., a detached house, townhouse or condominium).

                   "Mortgage-Backed Security" means any security (including a participation certificate) owned by a Subsidiary issued by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association or any successor to any of the foregoing, that represents an interest in a pool of Mortgage Loans.

                   "Mortgage Loan" means a Mortgage Note and the related
Mortgage.

                   "Mortgage Note" means a promissory note which has a term not exceeding 30 years evidencing a loan or advance which is secured by a Mortgage.

                   "Mortgage Warehouse Debt" means Indebtedness of any Person under any warehouse line of credit, mortgage loan repurchase agreement or similar facility or under any commercial paper program that (a) is incurred for the purpose of funding the origination or purchase of Mortgage Loans or Mortgage Notes that are intended to be sold to investors and (b) in the case of any warehouse line of credit or similar facility is, or, in the case of any commercial paper program, the letters of credit or revolving credit facility providing credit enhancement or liquidity backup for such commercial paper program are, secured by Mortgage Loans, Mortgage Notes, Mortgage-Backed Securities or any combination thereof owned by such Person.

                   "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

                   "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

                   "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

                   "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be acceptable to the Trustee.

                   "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                   (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                   (ii) Notes, or portions thereof, for whose payment or
              redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                   (iii) Notes, except to the extent provided in Sections 1102 and 1103, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Eleven; and

                   (iv) Notes which have been paid pursuant to Section 310 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

                   "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment with the Notes.

                   "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

                   "Permitted Holders" means, as of the date of determination, the Bank of Boston Corporation, Thomas H. Lee Company, Madison Dearborn Partners, Inc. and the Affiliates of such Persons.

                   "Permitted Indebtedness" means any of the following:

                   (a) Servicing Secured Indebtedness; provided that the
              aggregate amount of such Indebtedness outstanding pursuant to this clause (a), when added to the aggregate amount of Indebtedness issued pursuant to clause (k) of this definition of Permitted Indebtedness, may not exceed, prior to the consummation of the Barnett Acquisition, $700 million and thereafter $950 million; provided further that all Servicing Secured Indebtedness outstanding under the Bank Credit Agreement as of the date of this Indenture and as of the date of the consummation of the Barnett Acquisition (and, in each case, any refinancings of such outstanding Indebtedness) will be deemed to have been incurred pursuant to this clause (a);

                   (b) Indebtedness of the Company pursuant to the Notes;

                   (c) Indebtedness of the Company or any Subsidiary outstanding on the date of this Indenture (other than Indebtedness under the Bank Credit Agreement and refinancings thereof) and listed on
              Schedule I hereto;

                   (d) Indebtedness of the Company owing to any Wholly Owned
              Subsidiary; provided that any Indebtedness of the Company owing to any such Subsidiary is made pursuant to an intercompany note and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, upon acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another Wholly Owned Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (d);

                   (e) Indebtedness of a Wholly Owned Subsidiary owing to the
              Company or to another Wholly Owned Subsidiary of the Company; provided that any such Indebtedness is made pursuant to an unsubordinated intercompany note; provided further that (i) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another Wholly Owned Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Subsidiary not permitted by this clause (e) and (ii) any transaction pursuant to which any Wholly Owned Subsidiary, which is owed Indebtedness by any other Subsidiary, ceases to be a wholly owned Subsidiary shall be deemed to be an incurrence of such Indebtedness not permitted by this clause (e);

                   (f) guarantees of any Subsidiary of Indebtedness of the
              Company entered into in accordance with the provisions of Section 1014;

                   (g) the guarantee of the Company with respect to the
              Indebtedness of any Subsidiary under the Bank Credit Agreement;

                   (h) the guarantees of the Company's Subsidiaries with respect to the Indebtedness under the Bank Credit Agreement;

                   (i) secured Indebtedness of Subsidiaries, incurred in the
              ordinary course of business, not to exceed $100 million in aggregate principal amount outstanding at any time;

                   (j) unsecured Indebtedness of Subsidiaries, incurred in the ordinary course of business, not to exceed $20 million in aggregate principal amount outstanding at any time;

                   (k) Indebtedness of any Subsidiary related to the maintenance of balances with the lender of such Indebtedness arising under a line of credit (i) which has a term not in excess of one year,
              (ii) which is secured by Cash Equivalents having an aggregate value not materially in excess of the outstanding amount under such line of credit and (iii) with respect to which the net interest expense thereon (after giving effect to compensating balances) is not in excess of the interest income earned on the collateral securing such line of credit; provided that the aggregate amount of Indebtedness outstanding pursuant to this clause (k), when added to the aggregate amount of Servicing Secured Indebtedness outstanding pursuant to clause (a) of this definition of Permitted Indebtedness, may not exceed, prior to the consummation of the Barnett Acquisition, $700 million and thereafter $950 million;

                   (l) intra-day overdrafts of any Subsidiary on dealer
              clearance accounts arising in connection with trade settlements for Mortgage-Backed Securities;

                   (m) letters of credit issued by the Company or any Subsidiary for the benefit of the Governmental National Mortgage Association and any successor thereto in connection with final pool certifications;

                   (n) repurchase agreements (including "gestation" repo
              transactions) entered into in the ordinary course of a Subsidiary's mortgage banking business and relating to Mortgage Loans and Mortgage-Backed Securities;

                   (o) the endorsement of negotiable instruments by the Company or any Subsidiary for deposit or collection or similar transactions in the ordinary course of business;

                   (p) Mortgage Warehouse Debt of the Company or any Subsidiary;

                   (q) Indebtedness under Interest Rate Agreements; provided
              that such agreements relate to Indebtedness permitted pursuant to
              Section 1008; and

                   (r) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any Indebtedness described in clauses (b) and (c) of this definition, including any successive refinancings, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of reasonable expenses of incurred in connection with such refinancing, (ii) such new Indebtedness has an Average Life longer than the remaining Average Life of the Indebtedness so renewed, extended, substituted, refinanced or replaced, and (iii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced; provided that Indebtedness of the Company may not be refinanced by Indebtedness of any Subsidiary of the Company pursuant to this clause (r);

              provided, however, that any Indebtedness of a Subsidiary permitted pursuant to this definition of Permitted Indebtedness shall not be permitted with respect to a Subsidiary that is an Inactive Subsidiary.

                   "Permitted Investments" means any of the following:

                   (a) Investments in Cash Equivalents, provided that at no time shall any obligor (other than the United States Government) be the obligor under more than 10%, if such obligor has a long term Indebtedness rating of A- or better but less than AA by S&P (or, if unavailable, the equivalent rating of Moody's), or 25%, if such obligor has a long term Indebtedness rating of AA or better by S&P (or, if unavailable, the equivalent rating of Moody's), of the Company's Cash Equivalents at such time;

                   (b) Investments in the Company or any Wholly Owned Subsidiary
              engaged in the mortgage banking business;

                   (c) intercompany Indebtedness to the extent permitted under clauses (d) and (e) of the definition of "Permitted Indebtedness";

                   (d) negotiable instruments held for deposit or collection in the ordinary course of business, except to the extent that they would constitute Investments in Affiliates;

                   (e) Investments in stock, obligations or securities received in settlement of debts owing to the Company or a Subsidiary as a result of foreclosure, perfection or enforcement of any Lien, in each case in the ordinary course of business;

                   (f) travel, moving and other advances made to officers,
              employees and consultants in the ordinary course of business;

                   (g) Investments by the Company or any Subsidiary in another
              Person, if as a result of such Investment (i) such other Person becomes a Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Subsidiary; and

                   (h) Investments in Mortgage Loans, Mortgage-Backed
              Securities, mortgage servicing rights and Hedge Contracts, in each case made in the ordinary course of business.

                   "Permitted Liens" means the following types of Liens as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been consummated:

                   (a) The pledge of the Capital Stock any Subsidiary as
              security for Indebtedness permitted pursuant to Section 1008;

                   (b) Liens (other than Liens securing Indebtedness under the
              Bank Credit Agreement) existing as of the date of this Indenture;

                   (c) Liens on any property or assets of a Subsidiary granted in favor of the Company;

                   (d) Liens securing the Notes;

                   (e) Liens arising by reason of (i) security for payment of workmen's compensation or insurance consistent with past practice,
              (ii) good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases entered into in the ordinary course of business or (iii) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

                   (f) any interest or title of a lessor under any Capitalized
              Lease Obligation so long as such Indebtedness is permitted under
              Section 1008;

                   (g) Liens of mechanics, materialmen, laborers, employees or suppliers or any similar Liens arising by operation of law incurred in the ordinary course of business securing obligations that are not overdue by a period of more than 30 days;

                   (h) Liens arising by reason of zoning restrictions,
              easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purpose of such business;

                   (i) Liens arising by reason of surveys, exceptions, defects of title, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines or other similar purposes or zoning or other restrictions as to the use of real property not materially interfering with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

                   (j) Liens arising out of judgments or orders that have been adequately bonded or with respect to which a stay of execution has been obtained pending an appeal or proceeding for review;

                   (k) Liens securing Acquired Indebtedness created prior to
              (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

                   (l) Liens securing Interest Rate Agreements permitted to be incurred pursuant to clause (q) of the definition of "Permitted Indebtedness";

                   (m) Liens arising from purchase money mortgages and purchase money security interests incurred in the normal and ordinary course of the business of the Company; provided that (i) the related Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 60 days of such acquisition;

                   (n) any Lien securing any Mortgage Warehouse Debt of the
              Company or any Subsidiary secured primarily by Mortgage Loans held for sale;

                   (o) any Lien arising under a binding agreement pursuant to which the Company or any Subsidiary is obligated to sell identifiable Mortgage Loans, which Lien encumbers such Mortgage Loans and secures the Company's or a Subsidiary's obligation to sell and deliver such Mortgage Loans under such agreement; provided, in each such case the Mortgage Loans are sold or released from such Liens under such binding agreement within 90 days of the entering into of such binding agreement; and

                   (p) any extension, renewal or replacement, in whole or in
              part, of any Lien described in the foregoing clauses (a), (b) and
              (k); provided that (i) the amount of security is not thereby increased, (ii) the aggregate amount of Indebtedness or other obligations secured by the Lien after such extension, renewal or replacement does not exceed the aggregate amount of Indebtedness or other obligations secured by the existing Lien prior to such extension, renewal or replacement plus an amount equal to the lesser of (A) the stated premium required to be paid with such an extension, renewal or replacement pursuant to the terms of the Indebtedness or (B) the amount of any premium actually paid by the Company or the Subsidiary, as the case may be, to accomplish such extension, renewal or replacement and (iii) the Indebtedness secured by such Lien is permitted under the provisions of Section 1008.

                   "Person" means any individual, corporation, partnership, business trust, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or other entity, or government or any agency or political subdivision thereof.

                   "Pledge Agreement" means the Pledge Agreement dated as of the date hereof by the Company in favor of the Trustee and any future Pledge Agreement entered into by the Company or any Subsidiary in favor of the Trustee, pursuant to this Indenture, in each case, in the form attached hereto as Exhibit A, as amended from time to time.

                   "Pledged Stock" means the Capital Stock of a Subsidiary of the Company that is pledged from time to time to the Trustee pursuant to the Pledge Agreement.

                   "Pledgor" means the Company and any Subsidiary that is a "Pledgor" under a Pledge Agreement.

                   "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 310 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                   "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such Person.

                   "QIB" means a "Qualified Institutional Buyer" under Rule
144A.

                  "Qualified Capital Stock" of any person means any and all Capital Stock of such person other than Redeemable Capital Stock.

                  "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

                  "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 14, 1996, among the Company and the holders of Initial Notes.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

                  "Servicing Rights" means, at any date of determination, the mortgage loan servicing rights and related receivables owned by the Company and its Subsidiaries.

                  "Servicing Secured Indebtedness" means Indebtedness of the Company and Subsidiaries under the Bank Credit Agreement and/or other agreement or facility, other than Mortgage Warehouse Debt, that is secured by, among other things, a first priority security interest in Servicing Rights, and is advanced based only on the value of such Servicing Rights.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 311.

                  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

                  "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to the Notes.

                  "Subsidiary" of the Company means a corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than 50% of (a) the issued and outstanding Voting Stock, (b) the interest in the capital or profits of such partnership or joint venture or
(c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by the Company, by the Company and one or more of its other Subsidiaries or by one or more of the Company's other Subsidiaries.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date as of which this Indenture was executed, except as provided in Section 904.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or other voting members of the governing body of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                  "Wholly Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Subsidiary of the Company.

                  SECTION 102.  Compliance Certificates and Opinions.

                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture or the Pledge Agreement, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture or the Pledge Agreement (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture or the Pledge Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1018(a)) shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 103.  Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 104.  Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

                  (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 105.  Notices, Etc., to Trustee and the Company.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention: Corporate Trust Trustee Administration, or

                  (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

                  SECTION 106.  Notice to Holders; Waiver.

                  Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

                  SECTION 107.  Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 108.  Successors and Assigns.

                  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 109.  Separability Clause.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 110.  Benefits of Indenture.

                  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, (other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder and each of the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 111.  Governing Law.

                  This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the law of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York. Upon the issuance of the Exchange Notes or the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 112.  Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

                  SECTION 113.  Execution of Ancillary Documents.

                  The Trustee is hereby authorized and directed to execute and deliver the Pledge Agreement and to perform the duties and obligations of the Trustee thereunder.


                                   ARTICLE TWO

                                   NOTE FORMS

                  SECTION 201.  Forms Generally.

                  The Initial Notes shall be known as the "11 1/4% Senior Secured Second Priority Notes due 2003" and the Exchange Notes shall be known as the "11 1/4% Series B Senior Secured Second Priority Notes due 2003", in each case, of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

                  The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

                  Initial Notes offered and sold in reliance on Rule 144A may be issued in the form of one or more permanent global Notes substantially in the form set forth in Sections 204 and 205 (the "U.S. Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Initial Notes offered and sold in reliance on Regulation S shall be issued initially in the form of temporary certificated Notes in registered form substantially in the form set forth in Sections 204 and 205 (the "Temporary Offshore Physical Notes"). The Temporary Offshore Physical Notes will be registered in the name of, and held by, a temporary certificate holder designated by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated until the later of the completion of the distribution of the Initial Notes and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Notes (the "Offshore Notes Exchange Date"). At any time following the Offshore Notes Exchange Date, upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Section 203, the Company shall execute, and the Trustee shall execute and deliver, one or more permanent certificated Notes in registered form substantially in the form set forth in Sections 204 and 205 (the "Permanent Offshore Physical Notes") in exchange for the Temporary Offshore Physical Notes of like tenor and amount.

                  Initial Notes offered and sold other than as described in the preceding two paragraphs shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Sections 204 and 205 (the "U.S. Physical Notes").

                  The Temporary Offshore Physical Notes, Permanent Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes".

                  SECTION 202.  Restrictive Legends.

                  Unless and until (i) an Initial Note is sold under an effective Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, each such U.S. Global Note, Temporary Offshore Physical Note, Permanent Offshore Physical Note and U.S. Physical Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER

         OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2),
         (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR
         (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

                  Each U.S. Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN

         AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.


                  SECTION 203. Form of Certificate to Be Delivered upon Termination of Restricted Period.

                                        On or after June 24, 1996

The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York, New York 10286

                           Re:  HOMESIDE, INC.
                                (the "Company") 11 1/4% Senior Secured Second Priority Notes due 2003 (the "Notes")

Ladies and Gentlemen:

                  This letter relates to $200 million principal amount of Notes represented by the temporary global note certificate (the "Temporary Certificate"). Pursuant to Section 201 of the Indenture dated as of May 14, 1996 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Temporary Certificate and (2) we are a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a

Certificated Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Certificate, all in the manner provided by the Indenture.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                  Very truly yours,

                  [Name of Holder]

                  By:___________________________________________________________

                     Authorized Signature


                  SECTION 204.  Form of Face of Note.

                                 HOMESIDE, INC.

               11 1/4% [Series B]* Senior Secured Second Priority Note due 2003
                                                                 CUSIP No. _____
No. __________                                                         $________

                  HOMESIDE, INC., a Delaware corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ or registered assigns, the principal sum of ____________________ Dollars on May 15, 2003, at the office or agency of the Company referred to below, and to pay interest thereon on November 15, 1996 and semi-annually thereafter, on May 15 and November 15 in each year, from May 14, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 11 1/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly

- --------
*        Include only for Exchange Notes.

provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                    [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of May 14, 1996 (the "Registration Rights Agreement"), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc. and Friedman, Billings, Ramsey & Co., Inc., as initial purchasers. In the event that either (a) an Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 45th day following the date of original issue of the Notes, (b) such Exchange Offer Registration Statement has not been declared effective on or prior to the 90th day following the date of original issue of the Notes or (c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared effective on or prior to the 120th day following the date of original issue of the Notes, the interest rate borne by this Note shall be increased by 0.5% per annum following such 45-day period in the case of clause (a) above, such 90-day period in the case of clause (b) above or 120-day period in the case of clause (c) above, which rate will be increased by an additional one-half of one percent per annum for each 90-day period that any such additional interest continues to accrue; provided that the aggregate increase in such interest rate will in no event exceed 1.00%. Upon (x) the filing of the Exchange Offer Registration Statement after the 45-day period described in clause (a) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 90-day period described in clause (b) above or (z) the day before the date of the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 120-day period described in clause (c) above, the interest rate borne by the Note from the date of such filing, effectiveness or the day before the date of consummation or effectiveness, as the case may be, will be reduced to the original interest rate set forth above; provided, however, that, if after such reduction in interest rate, a different event specified in clause (a), (b) or (c) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]*

                  Payment of the principal of (and premium, if any, on) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by wire transfer to an account maintained by the payee located in the United States.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                   HOMESIDE, INC.


                                                   By __________________________



                  SECTION 205.  Form of Reverse of Note.

                  This Note is one of a duly authorized issue of securities of the Company designated as its 11 1/4% [Series B]** Senior Secured Second Priority Notes due 2003 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $200,000,000, which may be issued under an indenture (the "Indenture") dated as of May 14, 1996 between the Company and The Bank of New York, as

- --------
*        Include only for Initial Notes.

**       Include only for the Exchange Notes
trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                  As provided in the Indenture, the Notes are secured by the pledge to the Trustee pursuant to the Pledge Agreement. Each Holder by accepting a Note shall be bound by and be entitled to the benefits of the Pledge Agreement, as the same may be amended from time to time pursuant to the respective provisions thereof and of the Indenture.

                  On or before each payment date, the Company shall deliver or cause to be delivered to the Trustee or the Paying Agent an amount in dollars sufficient to pay the amount due on such payment date.

                  The Notes are subject to redemption upon not less than 30 nor more than 60 days notice, at any time after May 15, 2001, as a whole or in part, at the election of the Company, at a Redemption Price equal to the percentage of the principal amount set forth below if redeemed during the 12-month period beginning May 15, of the years indicated:

                                                                                  Redemption
         Year                                                                        Price
         ----                                                                     ----------
         2001 ...................................................................   105.625%

         2002 ...................................................................   102.813%

                  In addition, at any time or from time to time prior to May 15, 1999, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued within 60 days of one or more Equity Offerings, upon not less than 30 nor more than 60 days notice, with the net proceeds of such offering at a redemption price equal to 111.25% of the principal amount thereof, together with accrued interest, if any, to the date of redemption; provided that immediately after giving effect to any such redemption at least $75 million in aggregate principal amount of the Notes remain outstanding.

                  Notes aggregating $87,500,000 million in principal amount will be subject to a mandatory redemption at 101% of the principal amount thereof plus accrued interest to the Redemption Date in the event that the Escrow Agent (as defined in the Escrow Agreement, dated as of May 14, 1996 (the "Escrow Agreement"), between The Bank of New York, as escrow agent (the "Escrow Agent"), and the Company) has not received the Officers' Certificate and Opinion of Counsel (each as defined in the Escrow Agreement) provided for in the Escrow Agreement on or prior to August 15, 1996 (the "Termination Date"). The Redemption Date for such redemption will be five Business Days after the Termination Date.

                  If, on or prior to the Termination Date, the Escrow Agent receives such Officers' Certificate and Opinion of Counsel from the Company, the Escrow Agreement provides that the Escrow Agent will release the Escrowed Property (as defined in the Escrow Agreement) and take such other action as required by the Escrow Agreement, all in accordance with the provisions of the Escrow Agreement.

                  In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                  In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase, in accordance with the Indenture.

                  If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charge payable in connection therewith.

                  Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                             FORM OF TRANSFER NOTICE


                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________________________

________________________________________________________________________________
please print or typewrite name and address including zip code of assignee

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                     NOTES]


                  In connection with any transfer of this Note occurring prior to the date that is the earlier of the date of an effective Registration Statement or May 14, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:  ____________________     ________________________________________________
                                NOTICE:  The signature  must correspond with the
                                         name as written upon the face of the
                                         within-mentioned instrument in every
                                         particular, without alteration or any
                                         change whatsoever.

Signature Guarantee: ______________________________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:  ____________________     ________________________________________________
                                NOTICE:  To be executed by an executive officer.


                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you wish to have this Note purchased by the Company pursuant to Section 1021 of the Indenture, check the Box: [ ].

                If you wish to have a portion of this Note purchased by the Company pursuant to Section 1021 of the Indenture, state the amount (in original principal amount) below:


                               $_____________________.


Date: ________________________________________

Your Signature: __________________________________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: _____________________________________________



                SECTION 206.  Form of Trustee's Certificate of Authentication.

                The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                Dated:  ____________________

                This is one of the Notes referred to in the within-mentioned Indenture.

                                                          The Bank of New York
                                                          as Trustee


                                                          By __________________
                                                            Authorized Signatory

                                  ARTICLE THREE

                                    THE NOTES

                  SECTION 301.  Title and Terms.

                  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $200,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 303, 304, 305, 306, 307, 310, 906, 1021 or 1208 or pursuant to an Exchange Offer.

                  The Initial Notes shall be known and designated as the "11 1/4% Senior Secured Second Priority Notes due 2003" and the Exchange Notes shall be known and designated as the "11 1/4% Series B Senior Secured Second Priority Notes due 2003", in each case, of the Company. The Stated Maturity of the Notes shall be May 15, 2003, and they shall bear interest at the rate of 11 1/4% per annum from May 14, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on November 15, 1996 and semi-annually thereafter on May 15 and November 15 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

                  The Notes shall be redeemable as provided in Article Twelve.

                  The Notes shall be entitled to the benefits of the Pledge Agreement as provided in Article Thirteen.

                  The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

                  SECTION 302.  Denominations.

                  The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                  SECTION 303.  Execution, Authentication, Delivery and Dating.

                  The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President, under its corporate seal reproduced thereon. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

                  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Initial Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $200,000,000; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Initial Notes or Exchange Notes is to be authenticated.

                  Each Note shall be dated the date of its authentication.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

                  SECTION 304.  Temporary Notes.

                  Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 305. Registration, Registration of Transfer and Exchange.

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

                  Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

                  Furthermore, any Holder of the U.S. Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1021 or 1208, not involving any transfer.

                  SECTION 306.  Book-Entry Provisions for U.S. Global Note.

                  (a) The U.S. Global Note initially shall (i) be registered in the name of the Depositary for such global Note or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the U.S. Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of the U.S. Global Note shall be limited to transfers of such U.S. Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the U.S. Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. Beneficial owners may obtain U.S. Physical Notes in exchange for their beneficial interests in the U.S. Global Note upon request in accordance with the Depositary's and the Registrar's procedures. In addition, U.S. Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depositary.

                  (c) In connection with any transfer of a portion of the beneficial interest in the U.S. Global Note pursuant to subsection (b) of this Section to beneficial owners who are

                                       46
required to hold U.S. Physical Notes, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of the entire U.S. Global Note to beneficial owners pursuant to subsection (b) of this Section, the U.S. Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Note, an equal aggregate principal amount of U.S. Physical Notes of authorized denominations.

                  (e) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) and paragraph (f) of Section 307, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 202.

                  (f) The registered holder of the U.S. Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  SECTION 307.  Special Transfer Provisions.

                  Unless and until (i) an Initial Note is sold under an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Note Registrar shall register the transfer of any Initial Note, whether or not such Initial Note bears the Private Placement Legend, if (x) the requested transfer is at least three years after the original issue date of the Initial Note or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Section 308.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Note Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Note Registrar's procedures therefor, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

                  (i) If the Note to be transferred consists of U.S. Physical Notes, Temporary Offshore Physical Notes or Permanent Offshore Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of U.S. Physical Notes, Temporary Offshore Physical Notes or Permanent Offshore Physical Notes, upon receipt by the Note Registrar of instructions given in accordance with the Depositary's and the Note Registrar's procedures therefor, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the U.S. Physical Notes, Temporary Offshore Physical Notes or Permanent Offshore Physical Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note so transferred.

                  (c) Transfers by Non-U.S. Persons Prior to June 24, 1996. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Note by a Non-U.S. Person prior to June 24, 1996:

                  (i) The Note Registrar shall register the transfer of any Initial Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Note Registrar a certificate substantially in the form set forth in Section 309 or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Initial Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A. Unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Notes of like tenor and amount.

                  (ii) If the proposed transferee is an Agent Member, upon receipt by the Note Registrar of instructions given in accordance with the Depositary's and the Note Registrar's procedures therefor, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the Temporary Offshore Physical Note to be transferred, and the Note Registrar shall cancel the Temporary Offshore Physical Notes so transferred.

                  (d) Transfers by Non-U.S. Persons on or After June 24, 1996. The following provisions shall apply with respect to any transfer of an Initial Note by a Non-U.S. Person on or after June 24, 1996:

                  (i) (x) If the Initial Note to be transferred is a Permanent Offshore Physical Note, the Note Registrar shall register such transfer, (y) if the Initial Note to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Section 309 from the proposed transferor, the Note Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

                  (ii) If the proposed transferee is an Agent Member, upon receipt by the Note Registrar of instructions given in accordance with the Depositary's and the Note Registrar's procedures therefor, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the Temporary Offshore Physical Note or of the Permanent Offshore Physical Note to be transferred, and the Trustee shall cancel the Physical Note so transferred.

                  (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Note to a Non-U.S. Person:

                  (i) Prior to June 24, 1996, the Note Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth in Section 309 from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Temporary Offshore Physical Notes.

                  (ii) On and after June 24, 1996, the Note Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Note to be transferred is a Permanent Offshore Physical Note, (x) if the Initial Note to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Section 309 from the proposed transferor, (y) if the Initial Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note, upon receipt of a certificate substantially in the form set forth in Section 309 from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

                  (iii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Note Registrar of (x) the document, if any, required by paragraph (i), and (y) instructions in accordance with the Depositary's and the Note Registrar's procedures therefor, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fourth paragraph of Section 201 or paragraph (a)(i)(x), (d)(i) or (e)(ii) of this Section 307 exist or (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this
Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

                  SECTION 308. Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors.

                                     [date]

         HOMESIDE, INC.
         c/o The Bank of New York
         101 Barclay Street, Floor 21 West
         New York, New York 10286

Dear Sirs:

                  In connection with our proposed purchase of $____________ aggregate principal amount of the 11 1/4% Senior Secured Second Priority Notes due 2003 (the "Notes") of HOMESIDE, INC., a Delaware corporation (the "Company"), we confirm that:

         1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law and may not be offered sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom, and in each case in compliance with the conditions for transfer set forth below. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes to offer, sell or otherwise transfer such Notes prior to the date that is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person we reasonably believe is a "Qualified Institutional Buyer" under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A,
(d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulations S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph
(a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to The Bank of New York, as trustee (the "Trustee"), a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is a person or entity as defined in paragraph 1 of this letter that is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Notes pursuant to clauses (d), (e) and (f) above prior to the Resale Restriction Termination Sale to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

         2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor", and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or any other applicable securities laws and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

         4. You and the Trustee are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

Date: __________________

                                            By: _____________________
                                                (NAME OF PURCHASER)

         Upon registration of transfer, the Notes should be registered in the name of the transferee as follows:

Name: _______________________________________________________________

Address:_____________________________________________________________

Taxpayer ID Number: _________________________________________________

         SECTION 309. Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S.

                                     [date]

The Bank of New York, as Trustee
101 Barclay Street, Floor 21 West
New York, New York 10286

                   Re: HOMESIDE, INC.
                       (the "Company") 11 1/4% Senior Secured Second Priority
                        Notes due 2003 (the "Notes")

Ladies and Gentlemen:

         In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (1) the offer of the Notes was not made to a person in the United
States;

         (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                  Very truly yours,

                                  [Name of Transferor]

                                  By:_______________________
                                     Authorized Signature

         SECTION 310. Mutilated, Destroyed, Lost and Stolen Notes.

         If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

         Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 311. Payment of Interest; Interest Rights Preserved.

         Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 312, to the address of such Person as it appears in the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

         (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         SECTION 312. Persons Deemed Owners.

         Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 311) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 313. Cancellation.

         All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.

         SECTION 314. Computation of Interest.

         Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

         SECTION 401. Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

                  (1)      either

                           (a) all Notes theretofore authenticated and delivered
                  (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                  Section 310 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                           (b) all such Notes not theretofore delivered to the
                  Trustee for cancellation

                           (i) have become due and payable, or

                           (ii) will become due and payable at their Stated
                  Maturity within one year, or

                           (iii) are to be called for redemption within one year
                  under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                  and the Company or any Guarantor, in the case of (i), (ii) or
                  (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a part or by which the Company is bound.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

                  SECTION 402.  Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                                    REMEDIES

                  SECTION 501. Events of Default.

                  "Events of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days; or

                  (ii) default in the payment of the principal of, or premium, if any, on any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise); or

                  (iii) default in the performance, or breach, of the provisions described in Article Eight or the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 1021; or

                  (iv) default in the performance, or breach, of any covenant, warranty or other agreement of the Company, any Guarantor or any Pledgor contained in this Indenture, any Guarantee or any Pledge Agreement (other than a default in the performance, or breach, of a covenant, warranty or agreement which is specifically dealt with in clauses (i), (ii) or (iii) above) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Company, such Guarantor or such Pledgor by the Trustee or to the Company, such Guarantor or such Pledgor and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or

                  (v) (a) one or more defaults in the payment of principal, premium, if any, or interest on any Indebtedness of the Company aggregating $15 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived, (b) one or more defaults in the payment of any Hedge Termination Obligation of the Company or any Subsidiary which is outstanding in an amount aggregating $15 million or more, when the same becomes due and payable, (c) one or more defaults in the payment of principal on any Indebtedness of a Subsidiary aggregating $15 million or more, when the same becomes due and payable at the final

         Stated Maturity thereof or (d) Indebtedness or any Hedge Termination Obligation of the Company or any Subsidiary aggregating $15 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment or a mandatory prepayment required in order to cause Indebtedness under the Bank Credit Agreement not to exceed available borrowing limits), prior to the stated maturity thereof; or

                  (vi) any holder of any Indebtedness in excess of $15 million in the aggregate of the Company or any Subsidiary that owns directly or indirectly any Capital Stock of HomeSide Lending, Inc. (formerly known as BancBoston Mortgage Corporation) or its successors shall notify the Company or such Subsidiary of the intended sale or disposition of any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or such Subsidiary or in accordance with applicable law; or

                  (vii) one or more judgments or orders shall be rendered against the Company or any Subsidiary or any of their respective properties for the payment of money, either individually or in an aggregate amount, in excess of $20 million and shall not be discharged and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or

                  (viii) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (ix) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

                  (x) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture); or

                  (xi) any Pledge Agreement ceases to be in full force and effect or any Pledgor denies or disaffirms its obligations under any Pledge Agreement or the obligations under any Pledge Agreement cease to be secured by a perfected security interest in any portion of the Collateral purported to be pledged under any Pledge Agreement with respect thereto (other than in accordance with the terms thereof).

                  SECTION 502. Acceleration of Maturity; Rescission and
Annulment.

                  If an Event of Default (other than an Event of Default specified in Section 501(viii) or 501(ix)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Notes Outstanding may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in Section 501(viii) or 501(ix) occurs and is continuing, then the principal amount of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

                  (A) all overdue interest on all Outstanding Notes,

                  (B) all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal and premium at the rate borne by the Notes,

                  (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company covenants that if

         (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated, including Collateral under the Pledge Agreement.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 504. Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 505. Trustee May Enforce Claims Without Possession of Notes.

                  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

                  SECTION 506.  Application of Money Collected.

                  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 606;

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto.

                  SECTION 507.  Limitation on Suits.

                  No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Pledge Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Pledge Agreement to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Pledge Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                  SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision in this Indenture or the Pledge Agreement, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 311) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 509. Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 510. Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 310, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 511. Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 512. Control by Holders.

                  The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, including, without limitation, powers conferred on it by the Pledge Agreement, provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

                  SECTION 513. Waiver of Past Defaults.

                  The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder or under any Guarantee or any Pledge Agreement and its consequences, except a default

                  (1) in respect of the payment of the principal of (or premium, if any) or interest on any Note, or

                  (2) in respect of a covenant or provision hereof which under Article Nine or under any Pledge Agreement, as the case may be, cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  SECTION 514. Waiver of Stay or Extension Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 515. Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date); provided that neither this Section 515 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

                                   ARTICLE SIX

                                   THE TRUSTEE

                  SECTION 601. Notice of Defaults.

                  Within 45 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA
Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(iv) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

                  SECTION 602. Certain Rights of Trustee.

                  Subject to the provisions of TIA Sections 315(a) through 315(d):

                  (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                  (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  SECTION 603. Trustee Not Responsible for Recitals or Issuance of Notes.

                  The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Notes, the Pledge Agreement or any Collateral, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

                  SECTION 604. May Hold Notes.

                  The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

                  SECTION 605. Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                  SECTION 606.  Compensation and Reimbursement.

                  The Company agrees:

                  (1) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it pursuant to the Pledge Agreement or hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided in the Pledge Agreement, and herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or the Pledge Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or the Pledge Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Pledge Agreement.

                  The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(viii) or (ix), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

                  The provisions of this Section shall survive the termination of this Indenture.

                  SECTION 607.  Corporate Trustee Required; Eligibility

                  There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  SECTION 608.  Resignation and Removal; Appointment of
Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after notice of such Act is given to the Trustee, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (d) If at any time:

                  (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  SECTION 609.  Acceptance of Appointment by Successor.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


                                  ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

                  SECTION 701.  Disclosure of Names and Addresses of
Holders.

                  Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                  SECTION 702.  Reports by Trustee.

                  Within 60 days after April 15 of each year commencing with the first April 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such April 15 if required by TIA Section 313(a).


                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

                  SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

                  (A) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons, or permit any Subsidiary to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and after giving effect thereto:

                  (a) either (i) if the transaction is a consolidation or merger, the Company will be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Company and its Subsidiaries on a consolidated basis (the "Surviving Entity") (A) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) will expressly assume, by a supplemental indenture, in form and substance satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of this Indenture and the Pledge Agreement on the part of the Company to be performed or observed;

                  (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

                  (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under this Indenture) is equal to or greater than 95% of the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

                  (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 1008;

                  (e) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1011 are complied with;

                  (f) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee will apply to such Person's obligations under this Indenture and the Notes; and

                  (g) the Company or the Surviving Entity shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

                  (B) Notwithstanding clause (A), (a) immediately after the consummation of the Barnett Acquisition the Company will contribute all the stock of HomeSide Lending, Inc. owned by it to Barnett Mortgage, whereby HomeSide Lending, Inc. will become a Wholly Owned Subsidiary of Barnett Mortgage; thereafter HomeSide Lending, Inc. will be permitted to merge with BancPLUS Financial Corporation and Loan America, provided that following consummation of the Barnett Acquisition, Barnett Mortgage is a direct Wholly Owned Subsidiary of the Company and HomeSide Lending, Inc. is a direct Wholly Owned Subsidiary of Barnett Mortgage, and (b) HomeSide Lending, Inc. will be permitted to merge with any other direct Wholly Owned Subsidiary of the Company or direct Wholly Owned Subsidiary of Barnett Mortgage with a positive net worth, so long as the Notes are secured by a second priority security interest in the stock of the entity surviving such merger.

                  SECTION 802.  Successor Substituted.

                  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 801 in which the Company is not the continuing obligor under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes and the Pledge Agreement, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal, premium, if any, and interest on the Notes.


                                  ARTICLE NINE

            SUPPLEMENTS AND AMENDMENTS TO INDENTURE, PLEDGE AGREEMENT

                  SECTION 901.  Without Consent of Holders.

                  Notwithstanding Section 902 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes any Guarantee or any Pledge Agreement without the consent of any Holder of a Note:

                  (1) to evidence the succession of another Person to the Company, a Guarantor, a Pledgor or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor or Guarantor or such Pledgor contained herein and in the Notes and in any Guarantee and in any Pledge Agreement as permitted under the Article Eight; or

                  (2) to add to the covenants of the Company, any Guarantor, any Pledgor or any other obligor upon the Notes for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor or any Pledgor or any other obligor upon the Notes, as applicable, in this Indenture, in the Notes, in any Guarantee or in any Pledge Agreement; or

                  (3) to cure any ambiguity, or to correct or supplement any provision herein or in the Notes , any Guarantee or any Pledge Agreement which may be defective or inconsistent with any other provision herein, in the Notes, any Pledge Agreement or any Guarantee, as the case may be, or make any other provisions with respect to matters or questions arising under this Indenture, the Notes, any Pledge Agreement or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

                  (4) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

                  (5) to add a Guarantor or Pledgor under this Indenture;

                  (6) to evidence and provide for the acceptance of the appointment hereunder of a successor Trustee pursuant to the requirements of Section 609; or

                  (7) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes as additional security for the payment and performance of the Company's and any Guarantor's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, Note or Pledge Agreement, and upon receipt by the Trustee of the documents described in Section 907 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture or Pledge Agreement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture or Pledge Agreement that affects its own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 902.  With Consent of Holders.

                  Except as provided below in this Section 902, the Company and the Trustee may amend or supplement this Indenture, the Notes and the Pledge Agreement with the consent of the Holders of at least a majority in principal amount of the Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (1) change the Stated Maturity of the principal of or any installment of interest on any Note, or reduce the principal amount thereof (or premium, if any) or the rate of interest thereon or waive a default in the payment of the principal of (or premium, if any) or interest on any such Note, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                  (2) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1021, including amending, changing or modifying any definition relating thereto;

                  (3) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture, or certain defaults hereunder and their consequences provided for in this Indenture, or any Guarantee, or any Pledge Agreement, or

                  (4) modify any of the provisions of this Section or Sections 513 and 1020, and any similar provisions of any Guarantee or any Pledge Agreement relating to the consent of Holders or relating to the consent of past defaults, except to increase any such percentage or to provide that certain other provisions of this Indenture, any Guarantee or any Pledge Agreement cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

                  (5) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Guarantor or any Pledgor of any of their rights or obligations under this Indenture, any Guarantee or any Pledge Agreement; or

                  (6) amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes in right of payment to other Indebtedness of the Company or which subordinates any guarantee in right of payment to other Indebtedness of such Guarantor; or

                  (7) make any change in Article Thirteen or in any other provision herein or in the Notes or any Guarantee or any Pledge Agreement relating to the Collateral that adversely affects the interest of the Holders.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, Note or Pledge Agreement, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 907 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture, Note or Pledge Agreement, unless such amended or supplemental Indenture, Note or Pledge Agreement affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, Note or Pledge Agreement.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, Note or Pledge Agreement or waiver. Subject to Sections 508 and 513 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Pledge Agreement.

                  SECTION 903.  Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 904.  Conformity with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 905.  Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  SECTION 906.  Notation on or Exchange of Notes.

                  The Trustee may require the Holders to deliver the Notes to the Trustee and the Trustee may place an appropriate notation about an amendment, supplement or waiver on such Notes. The Trustee may also place such a notation on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION 907.  Trustee to Sign Amendments, Etc.

                  The Trustee shall sign any amended or supplemental Indenture or Pledge Agreement authorized pursuant to this Article Nine allowed by the terms thereof, in each case if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture or Pledge Agreement until the Board of Directors approves it. In executing any amended or supplemental Indenture or amendment or supplement to the Pledge Agreement, the Trustee shall be entitled to receive and (subject to Section 601) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture or Pledge Agreement, as the case may be, is authorized or permitted by this Indenture.

                                   ARTICLE TEN

                                    COVENANTS

                  SECTION 1001. Payment of Principal, Premium, if any, and Interest.

                  The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

                  SECTION 1002.  Maintenance of Office or Agency.

                  The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 1003.  Money for Note Payments to Be Held in
Trust.

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  SECTION 1004.  Corporate Existence.

                  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise, or the existence of any such Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

                  SECTION 1005.  Payment of Taxes and Other Claims.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  SECTION 1006.  Maintenance of Properties.

                  The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

                  SECTION 1007.  Insurance.

                  The Company will at all times keep all of its and its Subsidiaries, properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

                  SECTION 1008.  Limitation on Indebtedness.

                  (a) The Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, unless at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period (after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period), and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Subsidiaries (including the operations thereof), as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period), would have been at least equal to 2.5 to 1.0 and, on and after the date of consummation of the Barnett Acquisition, would have been at least equal to 3.0 to 1.0; provided (a) that with respect to the incurrence of Indebtedness by the Company (other than Permitted Indebtedness) that is permitted to be incurred only after giving effect to the proviso in the definition of Consolidated Adjusted Net Income, such Indebtedness will not have any Stated Maturity of principal earlier than the Stated Maturity of principal of the Notes; (b) that no Inactive Subsidiary will be permitted to incur Indebtedness pursuant to this paragraph or otherwise have any Indebtedness outstanding except, in the case of Barnett Mortgage, its guarantee of Indebtedness of the Company and the Subsidiaries under the Bank Credit Agreement; and (c) that the Company will not be permitted to incur Indebtedness that is senior in right of payment to the Notes.

                  (b) If, with respect to the incurrence of any Indebtedness (other than Permitted Indebtedness) by the Issuer or any Subsidiary pursuant to the preceding paragraph, the net income of any Subsidiary is included in the calculation of the Consolidated Fixed Charge Coverage Ratio in reliance on the proviso contained in the definition of Consolidated Adjusted Net Income, the Company will deliver or cause to be delivered to the Trustee, prior to such incurrence, an Officers' Certificate, signed by the Chief Financial Officer of the Company, attesting that the conditions included in such proviso have been satisfied and attaching the relevant provisions of the Bank Credit Agreement or such other agreement or instrument, or other writing, sufficient to form a basis for such attestation. Such provisions of the Bank Credit Agreement, other agreement or instrument or other writing will be permanent and will, other than during the continuance of an event of default under the instrument governing such Indebtedness, permit such Subsidiary to declare and pay cash dividends or make similar distributions, and in order to include such Subsidiary's net income in the calculation of the Consolidated Fixed Charge Coverage Ratio such dividends or similar distributions will otherwise be available to pay interest on the Indebtedness being incurred and any other existing indebtedness of the Issuer or Borrowing Subsidiary (as defined in the definition of Consolidated Adjusted Net Income), as the case may be.

                  SECTION 1009.  Limitation on Restricted Payments.

                  (a) The Company will not, and will not permit any Subsidiary, directly or indirectly, to take any of the following actions:

                  (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

                  (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company or any shares of Capital Stock of any Affiliate of the Company (other than shares of Capital Stock of any Wholly Owned Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;

                  (iii) declare or pay any dividend or make any distribution on any shares of Capital Stock of any Subsidiary to any Person (other than with respect to any shares of Capital Stock held by the Company or any Wholly Owned Subsidiary) or purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of any Subsidiary held by any Person (other than the Company or any Wholly Owned Subsidiary);

                  (iv) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Pari Passu Indebtedness or Subordinated Indebtedness;

                  (v) make any Investment (other than any Permitted Investment) in any Person; or

                  (vi) incur or suffer to exist any guarantee of Indebtedness of any Affiliate of the Company (other than guarantees by the Company of Indebtedness of any Wholly Owned Subsidiary);

(such payments or other actions described in (but not excluded from) clauses (i) through (vi) are collectively referred to as "Restricted Payments"), unless at the time of, and after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 and (3) the aggregate amount of all Restricted Payments declared or made after the date of this Indenture will not exceed the sum of:

                  (A) 40% of the aggregate cumulative Consolidated Adjusted Net Income accrued on a cumulative basis during the period beginning on April 1, 1995 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss), plus

                  (B) the aggregate net cash proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any Subsidiary and other than in connection with the Barnett Acquisition) of shares of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company, plus

                  (C) the aggregate net cash proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any Subsidiary) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for shares of Qualified Capital Stock of the Company, to the extent such securities were originally sold for cash, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange.

                  (b) Notwithstanding paragraph (a) above, the Company and any Subsidiary may take the following actions so long as (with respect to clauses
(ii), (iii), (iv), (v), (vi) and (vii)) no Default or Event of Default shall have occurred and be continuing:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date such declaration complied with the provisions of paragraph (a) above and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the foregoing paragraph (a);

                  (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary and other than with respect to the proceeds of the Barnett Acquisition) of shares of Qualified Capital Stock of the Company;

                  (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary) of shares of Qualified Capital Stock of the Company;

                  (iv) the repurchase, retirement or other acquisition or retirement for value of Common Stock of the Company held by any present or future employees of the Company or any Subsidiary on the termination of their employment with the Company or such Subsidiary, provided that the aggregate amount of such Restricted Payments in any one fiscal year will not exceed $2.0 million;

                  (v) the redemption of the Class C non-voting Common Stock of the Company, outstanding on the date of this Indenture, in accordance with the terms thereof as in effect on such date, provided that the aggregate amount of such Restricted Payment will not exceed $7.5 million;

                  (vi) loans to employees of the Company or any Subsidiary in an aggregate amount not to exceed $2.5 million outstanding at any time; and

                  (vii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, Subordinated Indebtedness of the Company so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any stated premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium actually paid at such time to refinance the Subordinated Indebtedness, plus, in either case, the amount of reasonable expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Subordinated Indebtedness being purchased, redeemed, defeased, acquired or retired and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Subordinated Indebtedness being purchased, redeemed, defeased, acquired or retired.

The actions described in clauses (i), (ii), (iii), (iv) and (v) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) and that the actions described in clauses (vi) and (vii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a).

                  SECTION 1010. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

                   The Company will not, and will not permit any Subsidiary, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Subsidiary, (c) make loans or advances to the Company or any other Subsidiary or (d) transfer any of its properties or assets to the Company or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Bank Credit Agreement, provided that the Company will not permit any Subsidiary to, (A) amend, modify, terminate or waive the "Limitation on Restricted Payments" or "Limitation on Investments, Loans and Advances" covenants of the Bank Credit Agreement or the definitions contained in the Bank Credit Agreement, in each case as in effect on the date of this Indenture, or any similar covenants in any amendments, renewals, extensions, substitutions, replacements, restatements, increases, refinancings, restructurings, supplements or other modifications of the Bank Credit Agreement, to provide for, in each case, greater restrictions than those in effect on the date of this Indenture with respect to the right of any Subsidiary to make distributions to, loans to or other investments in the Company or any

Subsidiary owning capital stock of such Subsidiary or (B) add to the Bank Credit Agreement any covenant directly addressing the matters covered by the "Limitation on Restricted Payments" or "Limitation on Investments, Loans and Advances" covenants thereunder, or any similar covenant in any amendment, renewal, extension, substitution, replacement, restatement, increase, refinancing, restructuring, supplement or other modification of the Bank Credit Agreement, in any manner prohibited by clause (A) of this clause (d)(i), (ii) applicable law, (iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary, (iv) any agreement or other instrument of a Person acquired by the Company or any Subsidiary in existence at the time of such acquisition (but not created in connection with, or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, or (v) any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clause (iv), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

                  SECTION 1011.  Limitation on Liens.

                  The Company will not, and will not, with respect to any Indebtedness or other obligation of the Company permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) of any kind on or with respect to any of its property or assets including any shares of stock or indebtedness of any Subsidiary, whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability secured by such Lien.

                  SECTION 1012. Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

                  The Company (a) will not permit any Subsidiary to issue or sell any shares of its Capital Stock (other than to the Company or a Wholly Owned Subsidiary) and (b) will not permit any Person (other than the Company or a Wholly Owned Subsidiary) to own any shares of Capital Stock of any Subsidiary; provided, however, that this covenant shall not prohibit (i) the issuance and sale of all, but not less than all, of the issued and outstanding shares of Capital Stock of any Subsidiary in compliance with the other provisions of this Indenture or (ii) the issuance of director's qualifying shares in accordance with applicable law.

                  SECTION 1013.  Limitation on Transactions with
Affiliates.

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions with, or for the benefit of, any Affiliate of the Company or any Subsidiary unless (a) such transaction is solely between the Company and a Wholly Owned Subsidiary or (b) (i) such transaction is in writing and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with third parties who are not Affiliates and (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $5 million, the Company shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by the Board of Directors (including a majority of the Disinterested Directors); provided that any transaction or series of related transactions otherwise permitted under this paragraph pursuant to which the Company or any Subsidiary will receive or render value exceeding $15 million will not be permitted unless, prior to the consummation of any such transaction or series of related transactions, the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction is on fair and reasonable terms to the Company or such Subsidiary, and no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time from a Person who is not an Affiliate; provided, further, that this covenant will not restrict (x) the Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Subsidiary who are not employees of the Company or any Subsidiary, (y) any transaction between The First National Bank of Boston or Barnett Banks, Inc. and the Company or any Subsidiary, pursuant to an agreement in effect on the date of this Indenture, or required to be entered into as part of the BMC Acquisition (such agreements to be entered into as part of the BMC Acquisition to be substantially in the form of the draft agreements delivered to the Initial Purchasers on the date hereof as exhibits to a certificate of the Chief Financial Officer of the Company which makes reference to this Section 1013), in each case as such agreement may be amended, renewed, extended, supplemented or otherwise modified from time to time, provided that such agreement as so amended, renewed, extended, supplemented or otherwise modified is not materially less favorable to the Company or such Subsidiary, as the case may be, or to the Holders of the Notes, than such agreement as in effect on the date of this Indenture or such draft agreement delivered to the Initial Purchasers on the date hereof as above provided, and (z) the purchase of any Mortgage-Backed Securities, Mortgage Loans or servicing rights for Mortgage Loans by the Company or any of its Subsidiaries in the ordinary course of the Company's or such Subsidiary's business.

                  SECTION 1014. Limitation on Guarantees of Indebtedness by Subsidiaries.

                  (a) The Company will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company unless (i) (A) if such Subsidiary is not a Guarantor, such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Subsidiary and (B) with respect to any guarantee of Subordinated Indebtedness by a Subsidiary, any such guarantee shall be subordinated to such Subsidiary's Guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee.

                  (b) Notwithstanding the foregoing, any Guarantee of the Notes created pursuant to the provisions described in the foregoing paragraph shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person that is not an Affiliate of the Company, of all of the Company's and each Subsidiary's shares of Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release by the holders of the Indebtedness of the Company described in the preceding paragraph of their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except by or as a result of payment under such guarantee), at a time when (A) no other Indebtedness of the Company has been guaranteed by such Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Subsidiary also release their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except by or as a result of payment under such guarantee).

                  SECTION 1015. Maintenance of Risk Management. The Company will establish and maintain a risk management program with respect to its portfolio of Mortgage Loans and servicing rights so as to reduce fluctuations in the value of its servicing portfolio due to interest rate movements.

                  SECTION 1016.  Business Activities.

                  (a) The Company will not, and will not permit any Subsidiary to, engage in any business other than in the usual and ordinary course of the mortgage banking business and other than which is consistent with the industry standards in the mortgage banking industry.

                  (b) Notwithstanding paragraph (a) above, the Company will not permit Barnett Mortgage to engage in any business other than the servicing of its mortgage portfolio, as in existence on the date of this Indenture, in the usual and ordinary course of its business and consistent with past practice.

                  SECTION 1017.  Reserved

                  SECTION 1018.  Statement by Officers as to Default.

                  (a) The Company will deliver to the Trustee, within 45 days after the end of each quarter (within 90 days after the end of the last fiscal quarter of each year), an Officer's Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and the Pledge Agreement. For purposes of this Section 1018(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture or the Pledge Agreement.

                  (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $5 million), the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

                  SECTION 1019.  Commission Reports and Reports to
Holders.

                   The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company will also be required (a) to file with the Trustee, and provide to each Holder of Notes, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and
(b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Notes promptly upon written request.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not consitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder, to a prospective purchaser who is a QIB, of such Note designated by such Holder in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Note by such Note by such Holder, provided; however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is three years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Company or (ii) the date such Note (or any predecessor
Note) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act as in effect on the date hereof.

                  SECTION 1020.  Waiver of Certain Covenants.

                  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1007 through 1018, inclusive, or any covenant or condition set forth in the Pledge Agreement, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                  SECTION 1021.  Purchase of Notes upon a Change of
Control.

                  (a) If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes, in whole or in part, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change of Control Purchase Date"), in accordance with the procedures set forth in paragraphs (b) and (c) of this Section (the "Change of Control Offer").

                  (b) Within 15 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder of Notes in the manner provided in Section 106, stating (i) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price; (ii) the circumstances and relevant facts regarding such Change in Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change in

Control); (iii) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (iv) that all Notes validly tendered will be accepted for payment and that any Note not tendered will continue to accrue interest pursuant to its terms; (v) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; (vi) that Holders electing to have any Note purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date; (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof.

                  (c) On the Change of Control Purchase Date, the Company shall:
(i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the Change or Control Purchase Price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer's Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new
Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                  (d) The Company will comply with the applicable tender offer rules, including Rule l4e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

                                 ARTICLE ELEVEN

                       DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 1101. Company's Option to Effect Defeasance or Covenant Defeasance.

                  The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1102 or Section 1103 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

                  SECTION 1102.  Defeasance and Discharge.

                  Upon the Company's exercise under Section 1101 of the option applicable to this Section 1102, the Company and any Guarantor shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1104 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company and any such Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1105 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 1104 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 304, 305, 306, 307, 310, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Eleven. Subject to compliance with this Article Eleven, the Company may exercise its option under this Section 1102 notwithstanding the prior exercise of its option under Section 1103 with respect to the Notes.

                  SECTION 1103.  Covenant Defeasance.

                  Upon the Company's exercise under Section 1101 of the option applicable to this Section 1103, the Company shall be released from its obligations under any covenant contained in Sections 1007 through 1019 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(iv), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                  SECTION 1104.  Conditions to Defeasance or Covenant
Defeasance.

                  The following shall be the conditions to application of either
Section 1102 or Section 1103 to the Outstanding Notes:

                  (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Eleven applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) cash in United States dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Notes Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government

         Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (viii) and (ix) of Section 501 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound.

                  (4) In the case of an election under Section 1102, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since May 7, 1996, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (5) In the case of an election under Section 1103, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (6) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the trust funds will not be subject to any rights of holders of Indebtedness, including, without limitation, any rights arising under this Indenture (other than the rights of the Holders to be paid out of the proceeds of such trust funds) and that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors rights generally.

                  (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1103 (as the case may be) have been complied with.

                  SECTION 1105. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1105, the "Trustee") pursuant to Section 1104 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1104 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

                  Anything in this Article Eleven to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1104 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

                  SECTION 1106.  Reinstatement.

                  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1105 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture, the Notes and the Pledge Agreement shall be revived and reinstated as though no deposit had occurred pursuant to Section 1102 or 1103, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1105; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                 ARTICLE TWELVE

                               REDEMPTION OF NOTES

                  SECTION 1201.  Redemption.

                  The Notes may or shall, as the case may be, be redeemed, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest to the Redemption Date.

                  SECTION 1202.  Applicability of Article.

                  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 1203.  Election to Redeem; Notice to Trustee.

                  The election of the Company to redeem any Notes pursuant to
Section 1201 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1204.

                  SECTION 1204.  Selection by Trustee of Notes to Be
Redeemed.

                  If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date (provided that, in the case of a partial redemption (the "Special Redemption") as contemplated by the Escrow Agreement, dated as of May 14, 1996, between the Company and The Bank of New York, as escrow agent, such Notes shall be selected on August 15, 1996) by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

                  SECTION 1205.  Notice of Redemption.

                  Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date (provided that, in the case of the Special Redemption, such notice shall be given on August 15, 1996), to each Holder of Notes to be redeemed.

All notices of redemption shall identify the Notes to be redeemed (including CUSIP number) and shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price,

                  (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

                  (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

                  (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in
         Section 1207) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

                  (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any.

                  Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                  SECTION 1206.  Deposit of Redemption Price.

                  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

                  SECTION 1207.  Notes Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

                  SECTION 1208.  Notes Redeemed in Part.

                  Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                ARTICLE THIRTEEN

                                    SECURITY

                  SECTION 1301.  Pledge Agreement.

                  In order to secure the due and punctual payment of the principal of (premium, if any) and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, call for redemption, or otherwise, and interest on the overdue principal, premium and interest, if any, of the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, the Company will, on the date hereof, make an assignment of its right, title and interest in and to the Collateral to the Trustee pursuant to the Pledge Agreement and to the extent therein provided. Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof. Subject to the rights of the lenders party to the Bank Credit Agreement, the Company (a) will forever warrant and defend the title to the Collateral against the claims of all persons whatsoever, (b) will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments, and (c) will do or cause to be done all such acts and things as may be necessary or proper, in each case to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or cause its Subsidiaries to take any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Indenture Obligations of the Company, a valid and enforceable second priority Lien in and on the Collateral, in favor of the Trustee, subject to no other Liens (other than Liens securing the guarantee of the obligations under the Bank Credit Agreement).

                  SECTION 1302.  Recording, etc.

                  (a) The Company will cause, at its own expense, the Pledge Agreement and this Indenture and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interests created under the Pledge Agreement and to effectuate and preserve the security therein of the Holders and all rights of the Trustee.

                  (b) The Company shall furnish to the Trustee, within 30 days after May 1 in each year beginning with May 1, 1997, an Opinion of Counsel, dated as of such date, either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreement and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Pledge Agreement with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

                  SECTION 1303.  Suits to Protect the Collateral.

                  The Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders or the Trustee).

                  SECTION 1304. Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement.

                  The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

                  SECTION 1305.  Additional Pledges.

                  (a) Upon the consummation of the Barnett Acquisition, the Company will, on the date thereof, pursuant to a Pledge Agreement in the form set forth as Exhibit A to this Indenture, grant a second priority security interest in the Capital Stock of Barnett owned by the Company to the Trustee for the benefit of the Holders.

                  (b) Within five Business Days of the acquisition of any Capital Stock of any other direct Subsidiary of the Company, the Company will, pursuant to a Pledge Agreement in the form set forth as Exhibit A to this Indenture, grant a second priority security interest in such Capital Stock to the Trustee for the benefit of the Holders.




                  This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                          HOMESIDE, INC.,
                                            a Delaware corporation


                                          By /s/ Joe K. Pickett
                                            ------------------------------------
                                              Title: Chairman and Chief
                                                     Executive Officer







                                          THE BANK OF NEW YORK,
                                          as Trustee


                                          By /s/ Paul J. Schmalzel
                                            ------------------------------------
                                              Title: Assistant Treasurer